Exhibit 10.116

RELEASE AND SETTLEMENT AGREEMENT

RELEASE AND SETTLEMENT AGREEMENT dated as of July 1, 2013 by and between VG LIFE SCIENCES, INC., formerly known as Viral Genetics, Inc., a Delaware corporation (the "Company") and DMBM, Inc., a New York corporation ("DMBM").

WHEREAS DMBM has acquired a series of Convertible Debentures dated April 1, 2012, December 31, 2012, June 30, 2013, December 1, 2013, December 31, 2013, and January 31, 2014 in the principal amount of $135,000.00 (the “Debentures”) from JTL ENTERPRISES CORP. pursuant to the Debenture Purchase Agreements dated as of August 1, 2013, December 1, 2013, December 31, 2013, and January 31, 2014 by and between JTL and DMBM.

WHEREAS, the Company desires to settle and pay for the Debenture, upon receipt of the Shares (as hereinafter defined), by DMBM from the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Retirement of Note. In order to settle and retire the Debt, the Company will issue to DMBM shares (the “Shares”) of the Company’s common stock, of which the Conversion Price will be the lower of (a) $0.05 per share of Common Stock of the company or (b) a discount of thirty percent (30%) from the average of the closing price of the Company’s Common Stock (on the principal exchange or market in which the Company’s Common Stock trades) for the fourteen (14) trading days prior to DMBM’s submission of a conversion notice to the Company.

2.	Release. Upon receipt of the certificate for the Shares as provided for in Section 1 hereof, DMBM shall deliver the original copy of the Debentures to the Company marked “cancelled” and shall release the Company from its obligations under the Debenture.

3.	No Legend. The Company will provide DMBM with an opinion of counsel that the Shares received in payment of the Debenture. are “not restricted” under the Securities Act of 1933, as amended, and the regulations thereunder.

4.	Mutual Representations and Warranties. Each of the Company and DMBM hereby represents and warrants to the other that (a) it has the full legal capacity, power, ability and authority (corporate or individual, as applicable) to execute and deliver this Agreement and to perform its obligations hereunder; (b) the execution, delivery and performance of this Agreement has been duly authorized by it in accordance with all requisite corporate power and authority; as applicable, (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and that enforcement may be limited by general principles of equity; (d) its execution, delivery and performance of this Agreement does not violate, contravene or cause a breach of, or default under, any contract or agreement to which it is a party, or violate any decree, order or judgment to which it is a party or by which it or its properties or assets are bound or any law or regulation applicable to it; and (e) no consent from, filing with, or notice to any person or entity is required to be made or obtained by it in connection with its execution, delivery and performance of this Agreement.

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5.	Expenses. Each Party shall bear its own costs and expenses incurred in connection with its negotiation, execution and delivery of this Agreement, including, without limitation, the fees and disbursements of its legal counsel.

6.	Remedies Cumulative; Severability. (a) All remedies, rights, and privileges available to a Party under, and in respect of, this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, whether available at law, in equity or otherwise. All such rights and remedies may be exercised singly or concurrently. (b) The invalidity, illegality or unenforceability of any term or provision contained in this Agreement (as determined by a court of competent jurisdiction) shall not affect the validity, legality or enforceability or any other term or provision hereof or the validity, legality or enforceability of such term or provision in any other jurisdiction or the validity, legality or enforceability of any other term or provision of this Agreement. It is the intent of the Parties that this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the Parties agree that a court of competent jurisdiction is hereby authorized to by the Parties to modify any invalid, illegal or unenforceable term or provision to make it valid, legal and enforceable to the maximum extent permitted by applicable law.

7.	Amendment; Waiver. Any amendment, modification or waiver of any term or provision of this Agreement shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the Parties hereto. No waiver by a Party of any term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other term or provision of this Agreement. Any waiver shall be limited to the specific instance for which it is given. Any course of dealing between the Parties shall not be considered an amendment or modification of this Agreement or a waiver of any term or provision thereof;.

8.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard or reference to any of its choice of laws or conflicts of laws principles which would require or permit the application of the laws of another jurisdiction.

9.	Assignment, etc. This Agreement may not be assigned by either Party nor may a Party’s duties or obligations hereunder be delegated without the prior written consent of the other Party. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties, their respective successors (whether by merger or consolidation, recapitalization or other similar transaction) and their permitted assignees.

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10.	Drafting History. In resolving any dispute or controversy arising out of or relating to this Agreement or in connection with construing any term or provision in this Agreement, there shall be no presumption made or inference drawn because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft. The Parties acknowledge and agree that this Agreement was negotiated and drafted with each Party being represented by competent legal counsel of its choice and with each Party having an opportunity to participate in the drafting of the provisions hereof and shall therefore this Agreement shall be construed and interpreted as if drafted jointly by the Parties and not with any presumption against either of the Parties.

11.	Complete Agreement. This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof, and it supersedes all prior and/or contemporaneous understandings and agreements among the Parties, whether oral or written, with respect to such subject matter, all of which are merged herein. There are no representations, warranties, agreements or promises between the Parties with respect to such subject matter, except those which are expressly set forth herein.

12.	Headings, Counterparts. The section headings contained in this Agreement are inserted herein for the purpose of convenience and reference only and they are not to be given any substantive effect, nor shall they be used or have any effect upon the construction or interpretation of any term or provision hereof. Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as if appropriate. References to the singular shall include the plural and vice versa. This Agreement shall be effective when duly executed counterparts are executed and delivered by each of the Parties. This Agreement may be executed in multiple counterparts (and may be executed by facsimile, PDF or electronic signature, which shall constitute a legal and valid signature for purposes hereof), each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same document. The Parties acknowledge and agree that this Agreement is effective as of its specified date regardless of the fact that it is being executed by either of the Parties on another date (including a later date). Facsimile or PDF counterparts of this Agreement shall be deemed to be considered original and valid counterparts hereof.

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IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first written above.

VG LIFE SCIENCES, INC.

By: /s/ John P. Tynan
Name: John P. Tynan
Title: President & CEO

DMBM, INC.

By: /s/ Damon R Devitt
Name: Damon R Devitt
Title: President, DMBM Inc.

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